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                            STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT ("Agreement") is made as of the 11th day of October, 1996 by and between RIDE, INC., a Washington corporation, ("Seller"), and the holder of all the outstanding shares of capital stock of C.A.S. Sports Agency, Inc., a Washington corporation ("C.A.S. Agency"), and C.A.S. Sports International, Inc., an Ontario corporation ("C.A.S. Sports") (together, the "Companies"), and Gen-X Equipment, Inc., a Washington corporation ("Purchaser").

                                    RECITALS

A. Seller is the owner of all of the issued and outstanding shares of the capital stock of the Companies.

B. Seller desires to sell to purchaser, and Purchaser desires to purchase from Seller, such capital stock on the terms and conditions provided herein.

                                   AGREEMENTS

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.       DEFINITIONS.      For the purposes of this Agreement:

         "Assumed Note" shall have the meaning given it in Section 2.2 hereof.

         "Brand" means any name, word, symbol, number, mark, design, trade name, trademark, service mark, logo, trade dress, or other distinctive quality or feature of any kind or nature whatsoever, whether or not formally registered with any governmental authority, used, exploited, associated or in any way connected with the design, manufacture, marketing and/or sale of Products, goods and/or services in general commerce.

         "Branded Products Business" means the use or association, by license or ownership, of a Brand in the design, manufacture, labeling, marketing, promotion, advertising and/or sale of Products.

         "Brokered OEM Business" means the engagement of a third-party manufacturer of snowboards, snowboard bindings, snowboard boots, and/or snowboard-related apparel and accessories to manufacture any such items for and on behalf of a wholesaler customer and the sale of such items so manufactured to such wholesaler customer.

         "Close-Out Business" means the purchase and resale of third-parties' excess inventories of snowboards, snowboard bindings, snowboard boots, snowboard-related


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apparel and accessories, in-line skates, bicycles, ski equipment, golf clubs, skateboards and footwear.

         "Closing Date" means the date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Collection Fee" shall have the meaning given it in Section 5.6.3 hereof.

         "Companies" shall mean C.A.S. Sports and C.A.S. Agency.

         "Financial Information" shall have the meaning given it in Section 4.6 hereof.

         "Indemnitee" shall have the meaning given it in Section 6.1.3 hereof.

         "Indemnitor" shall have the meaning given it in Section 6.1.3 hereof.

         "Inventory" shall have the meaning given it in Section 5.5 hereof.

         "Long Term Note" shall have the meaning given it in Section 2.2 hereof.

         "Person" means any natural person, corporation, partnership, joint venture, association, organization, other entity or governmental or regulatory authority.

         "Products" means snowboards, snowboard bindings, snowboard boots, skateboards, , and snowboard-, skateboard-, motocross-, and surf-related apparel and accessories of any nature whatsoever.

         "Private Label Business" means the design, manufacture, marketing and/or sale of Products for or on behalf of the current and future retailer customers of Seller and Purchaser, or either.

         "Purchase Price" shall have the meaning given it in Section 2.2 hereof.

         "Seller Receivables" shall have the meaning given it in Section 5.6.1 hereof.

         "Short Term Note" shall have the meaning given it in Section 2.2 hereof.

         "Stock" shall mean the 10,000 shares of common stock of C.A.S. Sports and 100,000 shares of common stock of C.A.S. Agency owned by the Seller.

         "Transferred Assets" shall have the meaning given it in Section 3.11 hereof.

         "Uncollected Seller Receivables" shall have the meaning given it in
Section 5.6.3 hereof.


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         "Weekly Report" shall have the meaning given it in Section 5.6.2 hereof.

         2.       THE ACQUISITION.

         2.1 PURCHASE OF THE STOCK. Subject to the terms and conditions of this Agreement, Purchaser hereby purchases from Seller, and Seller hereby sells to Purchaser the Stock.

         2.2 PURCHASE PRICE. Purchaser hereby tenders and Seller hereby acknowledges receipt of the Purchase Price of US three million dollars (US $3,000,000), paid in the manner of delivery of: (a) US seven hundred thousand dollars ($700,000) payable by wire transfer in same day funds to a bank designated by Seller; (b) a short term promissory note ("Short Term Note"), made by Purchaser and payable to Seller or order in the amount of US three hundred thousand and no/100 dollars (US $300,000.00), in substantially the form attached as Exhibit 2.2A; (c) a long term promissory note ("Long Term Note"), made by Purchaser and payable to Seller or order in the amount of US Nine Hundred Seventy-Seven Thousand Six Hundred Twenty-Four Dollars (US $977,624), in substantially the form attached as Exhibit 2.2B; and (d) an assumed debt promissory note ("Assumed Note"), made by Purchaser and payable to Seller or order in the amount of US One Million Twenty-Two Thousand Three Hundred Seventy-Six Dollars (US $1,022,376), in substantially the form attached as
Exhibit 2.2C.

         2.3 PURCHASE PRICE ADJUSTMENT. Subject to Section 6.4, the parties agree the Purchase Price shall not be adjusted.

         2.4 DELIVERY OF DOCUMENTS. Seller hereby tenders and Purchaser hereby acknowledges receipt of (i) certificates representing the Stock duly endorsed for transfer in blank; (ii) the resignations of the directors and officers of the Companies in substantially the form attached hereto as Exhibit 2.4A. Purchaser hereby tenders and Seller hereby acknowledges receipt of the resignation of James J. Salter as a director, and Kenneth J. Finkelstein as a director and officer, of Seller, in substantially the form attached hereto as
Exhibit 2.4B.

         3.0 REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to enter into and perform this Agreement, Seller makes the representations and warranties to Purchaser set forth below:

         3.1 LEGAL STATUS OF THE COMPANIES. The Companies are corporations duly organized, validly existing and in good standing under the laws of the Province of Ontario and the State of Washington, respectively, and they have all requisite power and authority to own, lease and operate their properties and assets and carry on the business as it is now conducted. The Companies are duly qualified to transact business as corporations and are in good standing in all jurisdictions in which the failure to be so


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qualified would result in a material liability to either of the Companies or have a material adverse effect upon the business of the Companies.

         3.2 LEGAL STATUS OF SELLER. Seller has full power and authority to execute, deliver and perform this Agreement.

         3.3 DUE AUTHORIZATION AND EXECUTION. This Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relation to or limiting creditors' rights generally or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

         3.4 AUTHORIZED AND ISSUED SHARES. The authorized capital stock of C.A.S. Sports consists solely of an unlimited number of shares of common stock, without par value, of which 10,000 shares are issued and outstanding. The authorized capital stock of C.A.S. Agency consists solely of 100,000 shares of common stock, without par value of which 100,000 shares are issued and outstanding. All issued and outstanding shares of the Companies are validly issued, fully paid, nonassessable and free of any preemptive rights. There are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or other agreements of any character which obligate or may obligate the Companies to issue any additional shares of any of their capital stock or any securities convertible into or exercisable or exchangeable for any shares of their capital stock or evidencing the right to subscribed for any shares of any of their capital stock. The Stock constitutes all of the issued and outstanding capital stock of the Companies, all of which is owned by Seller.

         3.5 SUBSIDIARIES AND AFFILIATES. The Companies do not own, directly or indirectly, any capital stock or other equity securities of, or otherwise control any corporation, partnership, limited liability corporation or partnership, joint venture or other business association.

         3.6 NO APPROVALS OR NOTICES; NO CONFLICTS. Except as specifically set forth elsewhere herein (including in the Schedules), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) require any consent, approval or authorization of, or declaration, filing or registration with, any Person as relates to Seller, the failure to obtain which would have a material adverse effect upon the transactions contemplated hereby, or to the Companies; (b) result in the creation of any material lien or encumbrance upon any of the assets of either of the Companies or upon the Stock; or (c) conflict with or result in a breach of or constitute a default under any provision of the articles or certificate of incorporation, or bylaws of either of the Companies.


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         3.7     TITLE TO THE STOCK. Seller has good and marketable title to the
Stock, free and clear of any lien, encumbrance, adverse claim, preemptive right, option or restriction on sale or transfer (other than restrictions imposed by applicable securities laws).

         3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except for their obligations under contracts arising in the ordinary course of business (correct and complete copies of which, to the best knowledge of Seller, are in the possession of Purchaser), obligations incurred in the ordinary course of business, and any indebtedness for borrowed money and all tax liabilities due or to become due that not yet payable, the Companies, to the best knowledge of Seller, have no material liabilities, obligations or commitments of any nature (whether accrued, absolute or contingent, known or unknown and whether matured or unmatured).

         3.9 LEASEHOLD INTEREST. C.A.S. Sports has a valid leasehold interest (arising from the Leases described in Schedule 3.12) in certain real property described in such Lease, including all improvements, fixtures, and appurtenances thereto. To the best knowledge of Seller, the leasehold interest in the real property is free and clear of all liens, encumbrances, easements, restrictions, covenants and adverse claims of any kind except for those described in and created under the Lease.

         3.10    TITLE TO THE TRANSFERRED ASSETS. Except as set forth in
Schedule 3.10 and except as to the leasehold interests evidenced by the Leases described in Schedule 3.12, each Company has good and marketable title to the assets of the Companies, free and clear of all liens, mortgages, pledges, encumbrances, security interests, restrictions, covenants, adverse claims and charges of any kind; provided however that no representation or warranty is given under this Section 3.10 as to the Companies' trademark(s).

         3.11 NATURE AND CONDITION OF ASSETS. Schedule 3.11 sets forth an accurate and complete description of the assets of the Companies to be transferred to Purchaser hereunder (collectively, "Transferred Assets"). All items of tangible and intangible property, rights and interests, of the Companies, or either, of any nature whatsoever, including the proceeds from any such items of property, rights and interests, wherever located and in whatever form, not specifically identified as Transferred Assets hereunder, together with all vested and contingent, known and unknown, liabilities of the Companies existing as of the close of business on the Closing Date, are and shall remain the property of Seller, whether or not specifically identified on a particular Schedule; provided, however, that the liability of the Companies for certain liabilities owed to Seller by the Companies, or either, shall remain a liability of Purchaser to be satisfied in the manner provided in the Assumed Note.

         3.12 LEASES. The Retail Section Leases ("Leases") creating the C.A.S. Sports' leasehold interests in the real property described in such Leases are identified on Exhibit 3.12. Other than the Leases, there are no leases, subleases, tenancies or licenses of any portion of real property to which either Company is a party. Except for those consents


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which have been obtained, if any, no consent is required from any party under the Leases in connection with the consummation of the transaction contemplated by this Agreement, and neither Seller nor the Companies have received notice nor have any actual knowledge that any party to the Leases intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

         3.13 DOCUMENTS, BOOKS AND RECORDS. Purchaser or its representatives have been furnished with true, correct and complete copies of (a) the articles of incorporation and bylaws of the Companies, including all amendments thereto,
(b) the minute books of the Companies, and (c) the stock transfer books of the Companies, all of which are complete, current and accurate.

         3.14 TAXES. The Companies have duly and timely filed with the appropriate governmental agencies (domestic and foreign), or obtained extensions for filing, all tax returns, information returns and reports for all taxes required to have been filed by the Companies and all such returns are true and correct and all taxes shown to be payable thereon have been paid. The Companies have not filed or entered into any election, consent, extension agreement or waiver that extends any applicable statue of limitations. Neither of the Companies are a party to any action or proceeding, pending or threatened, by any governmental authority, domestic or foreign, for assessment or collection of taxes, no unresolved claim for assessment or collection of such taxes has been asserted against either of the Companies; and no audit or investigation by foreign, federal, state or local governmental authorities is under way with respect to either of the Companies. There are no liens for current taxes not yet due (other than personal property taxes relating to the assets of the Companies transferred to Purchaser as part of the transactions contemplated by this Agreement) with respect to either of the Companies or such assets.

         3.15 LEGAL PROCEEDINGS. Except as disclosed on Schedule 3.15, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the best knowledge of Seller, threatened against either of the Companies before or by any court or governmental or non-governmental department, commission, board, bureau, agency, instrumentality, or any other Person. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations naming, or unsatisfied judgments, orders, decrees or stipulations naming, the Companies or Seller which would alone or in the aggregate have or would be expected to have any material adverse effect upon the business, business prospects, assets or financial condition of the Companies.

         3.16 LABOR RELATIONS. Except as disclosed on Schedule 3.18, neither Company is a party to any written employment agreement with any of its officers, directors, employees, consultants, agents or other person.

         3.17 INSURANCE. Schedule 3.17 sets forth a list of all policies of property, business interruption, product liability, general liability and excess liability insurance individually maintained by the Companies; provided, however, that Seller makes no


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representation or warranty with respect to the effect the transactions contemplated by this Agreement shall have on such policies as they relate to the Companies.

         4.0 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to enter into this Agreement, Purchaser makes the representations and warranties to Seller as follows:

         4.1 LEGAL STATUS OF PURCHASER. Purchaser has full power and authority to execute, deliver and perform this Agreement.

         4.2 DUE AUTHORIZATION AND EXECUTION. This Agreement has been duly authorized, executed and delivered by Purchaser and is a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally, or (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

         4.3 NO APPROVALS OR NOTICES; NO CONFLICTS. The execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby will not (a) conflict with or constitute a default or violation (with or without the giving of notice, or the lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or other governmental authority, or of any permit, authorization, status, concession, franchise, license, statute, law, ordinance, rule or regulation applicable to Purchaser or to Purchaser's properties or assets; (b) require any consent, approval or authorization of, or declaration, filing or registration with, any Person as relates to Purchaser;
(c) result in a default (with or without the giving of notice, or the lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to acceleration of any material obligation or to loss of a material benefit under, any material agreement, lease, note, bond, or liability to which Purchaser is a party or by which Purchaser is bound or to which Purchaser's assets are subject; or (d) result in the creation of any material lien or encumbrance upon any of the assets of Purchaser.

         4.4 LEGAL PROCEEDINGS. There are no claims, actions, suits, arbitration's, proceedings or investigations pending or, to the best knowledge or Purchaser after due inquiry, threatened against Purchaser before or by any court or governmental or non-governmental department, commission, board, bureau, agency, instrumentality, or any other Person which if resolved adverse to such Purchaser would preclude Purchaser from satisfying any material obligation under this Agreement. There are no outstanding or unsatisfied judgments, orders, decrees or stipulations naming Purchaser which restrict or prohibit the transactions contemplated herein.

         4.5 INVESTMENT. Purchaser is purchasing the Stock for its own account, for investment purposes only, with no intention of distributing or reselling the


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same or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States and Canada or any state or province thereof. The foregoing sentence is without prejudice, however, to a Purchaser's right at all times to sell or otherwise dispose of all or any part of the Stock under an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or under an exemption from such registration requirements available under the Act and subject, nevertheless, to the disposition of such Purchaser's property being at all times within such Purchaser's control.

         4.6 NO RELIANCE. All financial information and related data relating to the Companies and the transactions contemplated by this Agreement (together, "Financial Information") is known to and has been prepared and assembled by Purchaser's authorized representatives. The Financial Information has not been audited, reviewed or otherwise verified for accuracy or completeness. Purchaser is solely responsible for confirming the accuracy and completeness of the Financial Information or waiving the opportunity to do so, and assume all risk associated therewith. In entering into this Agreement, Purchaser is in no way relying on Financial Information prepared or provided by Seller.

         4.7 NO VIOLATION. Purchaser is unaware of any event, fact or circumstance that, currently or with the passage of time, would cause any representation and warranty of Seller to be violated or untrue in any material respect.

    5.   COVENANTS OF THE PARTIES.

         5.1      AGREEMENT NOT TO COMPETE.

                  5.1.1 BY PURCHASER. Purchaser understands and acknowledges that Seller is entitled to protect and preserve the going-concern value of Seller to the fullest extent permitted by law and contract, and that Seller would not have entered into this Agreement absent the provisions of this Section
5.1.1. Therefore, for the consideration to be received by each Purchaser hereunder, each Purchaser agrees that for a period of two (2) years from the Closing Date (the "Restricted Period"), such Purchaser shall not, unless released from such prohibition by Seller's Chief Executive Officer (and consistent with such reasonable conditions as such Board of Directors may impose on any such release, which release shall not be unreasonably withheld), anywhere in the world, directly or indirectly, engage or participate in the Branded Products Business and the Private Label Business, or either; provided, however, that notwithstanding the prohibitions of this Section 5.1.1, Purchaser may engage in the following business upon the following conditions: (a) Purchaser may market and sell generic, non-Brand skateboards to Purchaser's retailer customers; (b) Purchaser may engage a manufacturer of snowboard bindings to manufacture on Purchaser's own behalf generic, non-Brand snowboard bindings to sell with snowboards (which Purchaser otherwise have a right to sell under this Agreement); (c) Purchaser may market and sell Private Label snowboards and snowboard bindings for delivery after December 31, 1997; and (d) Purchaser may,


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from time to time, engage in such other business as is otherwise prohibited hereunder upon the prior written consent of Seller, which consent shall be at Seller's reasonable discretion. For purposes of this Agreement, Purchaser shall be deemed to be engaged or participating in a business if such business is carried on: (a) pursuant to an agreement, contract, understanding or arrangement, written or oral, to which Purchaser, any employee, shareholder, officer, director, or agent of Purchaser, or any Person in which Purchaser, or any employee, shareholder, officer, director, or agent of Purchaser, directly or indirectly, is an owner, manager, operator, general or limited partner, joint venturer, shareholder, officer, director, employee, member, consultant, trustee or agent, is a party; or (b) by a Person in which Purchaser, or any employee, shareholder, officer, director, or agent of Purchaser, directly or indirectly, is an owner, manager, operator, general or limited partner, joint venturer, shareholder, officer, director, employee, member, consultant, trustee or agent; proved that nothing contained in this Section 5.1.1 shall prevent the purchase or ownership of ten percent (10%) or less of the outstanding shares of any corporation by Purchaser, or any employee, shareholder, officer, director, or agent of Purchaser; and provided, further, that Purchaser shall not be considered to be engaged or participating in a business by reason of the fact a shareholder, officer, director, employee or agent of Seller is also an employee, shareholder, officer, director, or agent of Purchaser, or at any time provides consulting or other services to Purchaser.

                           5.1.2    BY SELLER.  Seller understands and
acknowledges that Purchaser isentitled to protect and preserve the going-concern value of the Companies to the fullest extent permitted by law and contract, and that Purchaser would not have entered into this Agreement absent the provisions of this Section 5.2.1. Therefore, for the consideration to be received by Seller hereunder, for the Restricted Period, Seller shall not, unless released from such prohibition by Purchaser's authorized representative (and consistent with such reasonable conditions as such representative may impose on any such release, which release shall not be unreasonably withheld), anywhere in the world, directly or indirectly, engage or participate in the Brokered OEM Business and the Close-Out Business, or either. For purposes of this Agreement, Seller shall be deemed to be engaged or participating in a business if such business is carried on: (a) pursuant to an agreement, contract, understanding or arrangement, written or oral, to which Seller, any employee, shareholder, officer, director, or agent of Seller, or any Person in which Seller, or any employee, shareholder, officer, director, or agent of Seller, directly or indirectly, is an owner, manager, operator, general or limited partner, joint venturer, shareholder, officer, director, employee, member, consultant, trustee or agent, is a party; or (b) by a Person in which Seller, or any employee, shareholder, officer, director, or agent of Seller, is an owner, manager, operator, general or limited partner, joint venturer, shareholder, officer, director, employee, member, consultant, trustee or agent; proved that nothing contained in this Section 5.1.2 shall prevent the purchase or ownership of ten percent (10%) or less of the outstanding shares of any corporation by Seller, or any employee, shareholder, officer, director, or agent of Seller; and provided, further, that Seller shall not be considered to be engaged or participating in a business by reason of the fact any employee, shareholder, officer, director, or agent of Purchaser is also the owner, directly


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or indirectly, of any amount of the common or preferred stock of Seller, or at any time provides consulting or other services to Seller.

                  5.3 COOPERATION. Each party will fully cooperate with the other party and its advisors (i) in connection with the steps required to be taken as part of either parties' obligations hereunder, (ii) in order to comply with the parties' respective financial reporting obligations under applicable securities laws, (iii) in order to carry out the purposes of this Agreement,
(iv) in the preparation and filing of any tax returns, customs forms and other reports the other party deems necessary, advisable or required in connection with the transactions contemplated by this Agreement, and (v) in connection with any audit to which the other party may be subject.

                  5.4 PROTECTION AND PRESERVATION OF RECORDS. In consideration of Seller's transfer of the books and records relating to the Companies, Purchaser agrees to protect and preserve the Companies' records (collectively, "Company Records") for periods through and including the Closing Date, using the same standard of care that Purchaser uses with respect to its own records and to provide Seller with reasonable access to such records for its legitimate business purposes during normal business hours for a period of five (5) years. If necessary in connection with any audit, investigation or legal process, Seller shall be permitted to copy the Company Records at Seller's expense during normal business hours upon five (5) business days' prior written notice to Purchaser. Purchaser agrees to notify Seller if they should receive any request, order or subpoena to provide the Company Records to any governmental entity or other third party.

                  5.5 INVENTORY. At any time from and after the Closing Date, but in no event later than December 20, 1996, Purchaser shall purchase from Seller the inventory ("Inventory") described on Schedule 5.5. The purchase price for the Inventory (and any portion thereof) is set forth on Schedule 5.5, is F.O.B. Seller's warehouses, wherever located, and is in addition to the Purchase Price. Payment for the Inventory and shipping charges, if any, shall be due from Purchaser 120 days from the date of invoice. Seller shall charge Purchaser for shipment of Inventory from Seller's Preston, Washington warehouse the sum of $8.00 per man-hour worked by Seller's employees fulfilling Purchasers' Inventory orders. Purchaser shall be charged Seller's cost for shipments of Inventory from Seller's other warehouses. Seller sells all Inventory to Purchaser under this Agreement "AS IS" without warranty of any kind or nature, express, implied or contractual, including without limitation, the implied warranties of merchantability and fitness for a particular purpose.

                  5.6   SELLER RECEIVABLES.

                        5.6.1 COLLECTION. On the Closing Date, Seller will provide Purchaser a schedule, which will set forth the list of the trade accounts receivable accrued on the books of Seller arising from Seller's operation of the Companies and due Seller as of the Closing Date, and all other payments, refunds and such other sums as may



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be due Seller from third parties as of the Closing Date in connection with
Seller's operation of the Companies (collectively, "Seller Receivables"). Beginning on the first business day following delivery of the referenced schedule, Seller authorizes Purchaser to act as its agent for the collection of the Seller Receivables, subject to monitoring by Seller. Purchaser shall have the right to endorse the name of Seller on any checks, drafts or instruments received with respect to the Seller Receivables for deposit to the account of Seller. Purchaser shall apply all payments received from the customers of the Companies and all others who generated the Seller Receivables in payment of the specific Seller Receivables to which such payments apply. On the Monday of each week during the period any Seller Receivables remain due and owing, Purchaser shall remit to Seller by wire transfer in same day funds to a bank designated by Seller all payments received and applied against the Seller Receivables through the end of the preceding week.

                           5.6.2    WEEKLY REPORT.  On the Monday of each week
during the period any Seller Receivables remain due and owing, Purchaser shall transmit to Seller a report, in electronic or other form and in such format agreed to between the parties, containing a detailed description of all payments received and applied against the Seller Receivables by Purchaser through the end of the preceding week listing: (a) the invoice against which each such payment was applied, together with the original remittance advice in connection with each invoice; (b) a detail of the Seller Receivables remaining to be paid; and
(c) each Collection Fee paid to Purchaser and the payment from which such Collection Fee was deducted (the "Weekly Report"). The Weekly Report shall reconcile to the weekly cash remittances to Seller.

                           5.6.3    UNCOLLECTED SELLER RECEIVABLES.  From time
to time during the period any Seller Receivables remain due and owing but in no event less than once each calendar month, Purchaser and Seller shall review the Seller Receivables then remaining uncollected. Seller may, in its sole discretion, designate as uncollectable any Seller Receivables 90-days or greater past-due ("Uncollected Seller Receivables"). Upon Seller's request, Purchaser shall relinquish the Uncollected Seller Receivables to Seller for collection by a professional collector of Seller's choice.

                           5.6.4    DUTY OF CARE; COVENANTS.  Purchaser shall
take or cause to be taken such action as Seller may request so as to effect the collection, and to provide Seller the full benefits, of the Seller Receivables. In so acting on behalf of Seller, Purchaser expressly represents and warrants that it shall (a) use its best efforts to collect the Seller Receivables, and
(b) not directly or indirectly enter into any agreement or understanding, written or oral, regarding the payment of a Seller Receivable with any customer or other party who generated such Seller Receivable that would adversely affect Seller's ability to collect, or delay the collection of, such Seller Receivable.

                           5.6.5    COLLECTION FEE.  For and in consideration
for their collection efforts on behalf of Seller under this Section 5.6, Purchaser shall be entitled to payment of a collection fee ("Collection Fee") in the amount of 1.75% of all payments received and applied against the Seller Receivables. The Collection Fee shall be payable upon receipt of payment and may be deducted from each such payment by Purchaser. No fee shall be paid to Purchaser for Uncollected Seller Receivables sent to professional collections as provided in Section 5.6.3 hereof.

                           5.6.6    ACCOUNTING AND INSPECTION RIGHTS.  Purchaser
shall keep complete and accurate records regarding all payments received, payments made to Seller and collection efforts by Purchaser on Seller's behalf, and shall provide to Seller such reports in connection with such records, in electronic or other format, as may be reasonably requested by Seller. Purchaser shall, during Purchaser's normal business hours, afford Seller's accountants, counsel, officers and other representatives access to, and permit the inspection and copying at Seller's cost of, Purchaser's books and records relating to the Seller Receivables. Upon Seller's request, Purchaser shall also provide access to such books and records, during Purchaser's normal business hours, for examination, reproduction and audit by an independent accounting firm of Seller's choice; provided, however, that Purchaser shall not be required to permit more than two (2) such audits. If any such audit discloses any understatement of the payments due Seller, Purchaser shall immediately pay to Seller any deficiency. If such deficiency is in excess of ten percent (10%) of the amounts determined to be payable to Seller pursuant to such audit or if the audit discloses any breach by Purchaser of its representations and covenants in
Section 5.6.4 hereof, Purchaser shall reimburse Seller for all costs incurred by Seller to conduct such audit. Such reimbursement shall be in addition to any damages or other remedies available to Seller in respect to such payment deficiency and/or breach.

                  5.7 SPACE RENTAL. For a period not to exceed ninety (90) days following the Closing Date, Purchaser shall make available to Seller the following space in the premises covered by the Lease: one (1) conference room; one (1) office; and five (5) desks and chairs in one of two "pit" areas in such premises. Seller shall pay Purchaser a monthly service fee for use of such office space in the amount of US four thousand and no/100 dollars (US $4,000.00), which sum is inclusive of all charges, taxes and assessments but is exclusive of actual long distance telephone charges of Robert Marcovitch and Mark Brasier, for which amounts Purchaser shall separately invoice Seller, and shall be due and payable on the fifth (5th) day of each calendar month Purchaser's offices are occupied by Seller's employees.

                  5.8 OFFICE EQUIPMENT. Promptly following the Closing Date, Sellers may purchase certain office equipment included in the Transferred Assets for a sum equal to Purchaser's aggregate cost therefor as reflected on the books of Purchaser.

         6.0      INDEMNIFICATION AND SURVIVAL OF WARRANTIES.

                  6.1      INDEMNIFICATION.

                           6.1.1    BY SELLER.  Seller agrees to indemnify
Purchaser, its successors and permitted assigns, and the officers, directors, affiliates, employees, controlling Persons and agents of the foregoing, if any, and to hold each such party harmless against and in respect of any and all losses, damages, costs and expenses, including attorneys' and accountants' fees, incurred by Purchaser by reason of a breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement, and any damages suffered and costs and liabilities incurred by Purchaser as a result of Seller's failure to satisfy all liabilities of the Companies, or either, arising on or before the date of this Agreement. Without limiting the generality of the foregoing, Seller shall specifically indemnify and save Purchaser harmless from the cost of all accrued and unused vacation of the Companies' employees as of the Closing Date, severance benefits of the Companies' current employees arising under the current form of such employees' respective employment agreements prorated for that portion of such employees' service period with the Companies as of the Closing Date, and all third-party warranty claims relating to goods sold by the Companies prior to the Closing Date and for which all conditions to such warranty have been satisfied.

                           6.1.2    BY PURCHASER.  Purchaser agrees to indemnify
Seller, its successors and permitted assigns, and the officers, directors, affiliates, employees, controlling Persons and agents of the foregoing and to hold each such party harmless against and in respect of any and all losses, damages, costs and expenses, including attorneys' and accountants' fees, incurred by Seller by reason of a breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Agreement, and any damages suffered and costs and liabilities incurred by Seller as a result of Purchaser's failure to satisfy all liabilities of the Companies, or either, arising after the date of this Agreement.

                           6.1.3    NOTICE.  The party entitled to
indemnification hereunder (the "Indemnitee") shall promptly notify in writing the party against whom the indemnification is sought hereunder (the "Indemnitor") of any matters which may give rise to the right to indemnification hereunder.

                           6.1.4    CLAIMS.   If the Indemnitee is threatened
with any claim or any claim is presented to, or any action or proceeding commenced against, the Indemnitee which may give rise to the right of indemnification hereunder, the Indemnitee will promptly give written notice thereof to the Indemnitor. The Indemnitor, by delivery of written notice to the Indemnitee within twenty (20) days of receipt of written notice for indemnity from the Indemnitee, may elect to contest such claim, action or proceeding, in which event such contest shall be conducted in such manner as the Indemnitor deems necessary or advisable; provided, however, that (a) such written notice shall be accompanied by a written acknowledgment of the Indemnitor's liability for the indemnified liabilities, (b) the counsel undertaking the defense of such claim, action or proceeding shall be acceptable to the Indemnitee, and (c) if the Indemnitee requests in writing that such claim, action or proceeding not be contested, then it shall not be contested but shall also not be covered by the indemnities provided herein. The Indemnitor shall not have the right to settle an indemnifiable matter except with the consent of the Indemnitee, after delivering a written description of the proposed settlement to, and receiving consent from, the Indemnitee, after delivering a written description of the proposed settlement to, and receiving consent from, the Indemnitee and, if the Indemnitor is able to achieve such settlement, the Indemnitor may satisfy its obligations with respect to such indemnified liabilities by consummating such settlement. If the Indemnitor does not elect to contest an indemnifiable matter, the Indemnitee shall have the right to prosecute, defend, compromise, settle or pay any claim, but the Indemnitee shall cooperate with each other in connection with any matter or claim for indemnification.

                           6.1.5    EFFECT OF FAILURE TO GIVE NOTICE.  Failure
to give any notice shall not affect an Indemnitee's right to indemnity except to the extent the Indemnitor has been prejudiced thereby.

                  6.2 SURVIVAL. Notwithstanding any investigation made by Seller or Purchaser, the representations and warranties of Seller and of Purchaser contained in this Agreement shall survive the execution of this Agreement until the first anniversary of Closing Date.

                  6.3 MINIMUM AND MAXIMUM; SOLE REMEDY. In no event shall Seller be liable under this Section 6 for any amounts exceeding, in the aggregate, that portion of the Purchase Price then received by Seller. The rights of indemnity set forth in this Section 6 shall be the sole remedy for any breach of a representation or warranty made herein.

                  6.4 ADJUSTMENT TO PURCHASE PRICE. The parties agree that any indemnity payments hereunder shall be treated as an adjustment to the Purchase Price.

         7.0 NOTICES. Any notice or demand desired or required to be given hereunder shall be in writing and deemed given when personally delivered, or deposited in the mail, postage prepaid, sent certified or registered, or delivered to an overnight carrier or sent by facsimile and addressed as respectively set forth below or to such other address as any party shall have previously designated by such a notice. Any notice so delivered personally, by U.S. Postal Service by overnight carrier or by facsimile shall be deemed to be received on the date of delivery.

         Notices shall be sent as follows:

         TO PURCHASER:

                  2700 Dufferin Street, #3
                  Toronto, Ontario  M6B 4J3
                  Attention:  Kenneth J. Finkelstein
                  Facsimile:  (416) 784-5862

         TO SELLER:

                  8160 304th Avenue, SE
                  Preston, WA  98050
                  Attention:  G. Scott Stewart
                  Facsimile:  (206) 222-6499

         with a copy to:

                  Heller, Ehrman, White & McAuliffe
                  6100 Columbia Center
                  701 Fifth Avenue
                  Seattle, WA  98104
                  Attention:  Michael J. Erickson, Esq.
                  Facsimile:  (206) 447-0849

         8. 0     GENERAL

                  8.1 AMENDMENT. The parties hereto may amend, modify or supplement this Agreement at any time, but only in writing duly executed on behalf of all parties hereto.

                  8.2 ENTIRE UNDERSTANDING. The terms set forth in this Agreement supersede all previous discussions, understandings, disclosures, representations, warranties, and agreements between them with respect to the subject matter hereof, and are intended by the parties as a final, complete and exclusive expression of the terms of their agreement and may not be contradicted, explained or supplemented by evidence of any prior agreement, any contemporaneous oral agreement or any additional terms. All schedules are incorporated herein by this reference. Neither party has relied on any disclosures, representations, warranties, or agreements except as set forth herein and no representations or warranties are made in connection with the transactions contemplated hereby except as set forth herein.

                  8.3 WAIVERS. Any terms, covenants, representations, warranties or agreements of either party hereto may be waived at any time by an instrument in writing executed by the party for whose benefit such terms exist. The failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect its right at a later time to enforce the same. No waiver by either party of any condition or of any breach of any terms, covenants, representations, warranties or agreements contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any other condition or breach in other instances or a waiver of any other condition or any breach of any other terms, covenants, representations, warranties or agreements.

                  8.4 HEADINGS. The headings preceding the text of the sections of this Agreement are for convenience only and shall not be deemed parts thereof

                  8.5 APPLICABLE LAW. This Agreement, including all matters of construction, validity and performance, shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario, as applied to contracts executed and to be fully performed in such Province by citizens of such Province. The federal and provincial courts situated in Toronto, Ontario shall be the exclusive forum for the litigation of any dispute relating to this Agreement. Each party hereto hereby consents to the jurisdiction and venue of such courts and waives any defense of inconvenient forum.

                  8.6 PARTIES IN INTEREST; ASSIGNMENT. This Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any Person not a party hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether herein so expressed or not. Seller may without the consent of Purchaser assign Seller's rights hereunder to any corporation controlling, controlled by or under common control with Seller, or any general or limited partnership in which Seller is a general partner(s), but no such assignment shall relieve Seller from liability for breach of any of its obligations hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder of either party hereto shall otherwise be assigned without the prior written consent of the other party.

                  8.7 PUBLICITY. Prior to the closing of this Agreement, neither of the parties hereto shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party, unless Seller determines that disclosure is required by applicable securities laws; provided, however, that if Seller determines that disclosure is so required it shall give Purchaser reasonable advance notice of such disclosure.

                  8.8 ATTORNEYS' FEES. In the event of any action to enforce any provision of this Agreement, or on account of any default under or breach of this Agreement, the prevailing party in such action shall be entitled to recover, in addition to all other relief, from the other party all attorneys' fees and costs incurred by the prevailing party in connection with such action (including, but not limited to, any appeal thereof).

                  8.9 SEVERABILITY. If any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, each party hereby waives any provision of law which renders any provision hereof invalid, illegal or unenforceable in any respect. In the event that any provision hereof shall be held to be invalid, illegal or unenforceable and the absence of such provision materially and adversely affects the substantive rights of the parties hereunder, the parties hereto shall use their best efforts to replace the invalidated provision with a legal, valid and enforceable provision which, insofar as practicable, implements the intent of the invalidated provision.

                  8.10 THIRD-PARTY BENEFICIARIES. The rights and obligations under this Agreement are personal to Purchaser and Sellers only. Unless specifically stated to the contrary, nothing herein creates rights in third-parties enforceable against any party to this Agreement

         IN WITNESS WHEREOF, the parties hereto have entered into and signed this Agreement as of the date and year first above written.

SELLER:

RIDE, INC.

By:   /ss/ David H. Davis
      ------------------------------
Its:  General Counsel and Secretary

PURCHASER:

Gen-X Equipment, Inc.


By:   /ss/ Kenneth J. Finkelstein
      ------------------------------
Its:  President

                                  SCHEDULE 3.11

The following Schedule 3.11 sets forth an accurate description of the Transferred Assets.

-      Furniture and Fixtures


-      Computer Hardware


-      Computer Software


-      "C.A.S." Trademark and Logo


-      Leasehold Improvements


-      Prepaids as follows:
                  Business Taxes Unit #1
                  Business Taxes Unit #3
                  Raptors Basketball Seats
                  Raptors Basketball Tickets
                  Computer Serv. Contract
                  Macola Consulting
                  Boiler Insurance
                  Hockey Tickets
                  Incorp. Costs
                  Organization Costs

                                  EXHIBIT 3.12

         The following Schedule 3.12 identifies the Leases, copies of which are already in Purchaser's possession.

         1. The Lease Between C.A.S. Sports and Dufferin Business Centre, dated December 8, 1993, covering the premises commonly known as 2700 Dufferin Street, #3, Toronto, Ontario M6B 4J3.

         2. The Lease Between C.A.S. Sports and Dufferin Business Centre, dated January 14, 1994, covering the premises commonly known as 2700 Dufferin Street, #3, Toronto, Ontario M6B 4J3.

                                  SCHEDULE 3.15

The following Schedule 3.15 describes the claims, actions, suits and other proceedings, pending, or to the best knowledge of Seller, threatened against the Companies, or either.

         1. The actual or threatened claim of Anna del Signore for wrongful termination, hostile work environment and related causes of action.

                                  SCHEDULE 3.16

The following employees have employment agreements with C.A.S. Sports, true and correct copies of which are already in the possession of Purchaser.

Alan Langer

Howard Cohen

Sandra Pelegrin

Corrine Griffiths

Gary Kell

E. Nicole Sunshine

                                  SCHEDULE 3.17

The following Schedule 3.17 describes the property, casualty and other policies of insurance currently being individually maintained by the Companies.

Insurer:                   Citadel General Assurance Co.

Policy #:                  4-900169

Policy Term:               December 1, 1995 to December 1, 1996.

Coverage:                  Property Per attached



Insurer:                   Citadel General Assurance Co.

Policy #:                  4-900196

Policy Term:               December 1, 1995 to December 1, 1996.

Coverage:                  General Liability

                                 SCHEDULE 5.5

The following Schedule 5.5 describes the Inventory Purchaser are purchasing from
Seller:

All inventory of the Companies existing as of the Closing Date, except the in-line products, which include, but are not limited to, all C.A.S.-branded products. The purchase price for each such item of Inventory shall be Seller's landed cost therefor.

                                  EXHIBIT 2.2A

                                 PROMISSORY NOTE


US $300,000.00                                               October      , 1996
                                                                Toronto, Ontario


          1. Promise to Pay. FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to the order of Ride, Inc. ("Holder") at 8160 - 304th Avenue SE, Preston, Washington, 98050 or at such other place as Holder may from time to time designate in writing, the principal sum of US Three Hundred Thousand and 00/100 Dollars (US$300,000.00), together with interest on the unpaid principal balance thereof, as provided below.

          2. Interest Payment. Interest on the outstanding principal balance of this Note shall be waived, provided Maker is not in default hereunder.

          3. Principal Payment. Maker shall pay the principal, and any interest and fees and costs required under this Note, no later than fourteen
(14) calendar days from the Closing Date, as that term is defined in the Stock Purchase Agreement ("Agreement") of even date between Holder and Maker.

          4. Application of Payments. All payments hereunder shall be applied first to any fees and costs due hereunder, then to accrued interest, and finally to reduction of the then unpaid principal balance.

         5. Default. If Maker defaults in the payment of any sum when due hereunder, , or if a default occurs and remains uncured under the terms of that certain Stock Pledge and Security Agreement of even date ("Security Agreement"), between Maker and Holder, and securing the indebtedness of Maker to Holder evidenced hereby, then, or any time thereafter, at the option of Holder, without demand or notice, the outstanding balance of this Note, together with all interest accrued thereon and all costs and expenses due under this Note shall become immediately due and payable and shall bear interest at the rate of nine percent (9%) (the "Default Rate"), until paid in full, and all liens given to secure the payment thereof, including without limitation, all liens provided by and created under the Security Agreement, may be immediately foreclosed. Failure to exercise this option, or any other right Holder may in such event be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default.

          6. Attorneys' Fees and Costs. If this Note is placed in the hands of an attorney for collection, Maker promises to pay Holder's attorneys' fees and all costs actually incurred in the collection process. Such fees and costs shall become part of the indebtedness evidenced by this Note, and shall bear interest at the Default Rate.

          7. Prepayment. Maker may prepay all or any portion of the sums due under this Note without notice or penalty.

          8. Security. This Note is secured by a security interest in the Stock as that term is defined in the Agreement, and the stock of any subsidiary of Maker issued while any sums remain due and owing hereunder, all as evidenced by the Security Agreement.

          9. Purpose. Maker represents and warrants to Holder that all sums owing under this Note are solely intended for a business purpose, and not for consumer or household purposes.

          10. Liability. Maker hereby waives demand, presentment for payment, protest and notice of protest and of nonpayment and agrees that any modification or extension of the terms of payment made by Holder, with or without notice, at the request of Maker or otherwise, or any release of all or any portion of the security from the lien of Holder's security interest therein, shall not diminish or impair Maker's liability for the payment of all amounts due hereunder.

          11. Successors. All of the covenants, provisions and conditions herein contained are made on behalf of and shall apply to and bind the respective officers, directors, shareholders, employees, heirs, personal representatives, estates, marital communities, trustees, agents, successors, and assigns of Maker and Holder.

          12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington, and venue for any proceeding relating to this Note shall be in the federal and state courts situated in King County, Washington.

MAKER:

Gen-X Equipment, Inc.



By:________________________
Its:_______________________

                                  EXHIBIT 2.2B

                                 PROMISSORY NOTE


US $977,624.00                                               October      , 1996
                                                                Toronto, Ontario


          1. Promise to Pay. FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to the order of Ride, Inc. ("Holder") at 8160 - 304th Avenue SE, Preston, Washington, 98050 or at such other place as Holder may from time to time designate in writing, the principal sum of US Nine Hundred Seventy-Seven Thousand Six Hundred Twenty-Four and 00/100 Dollars (US $977,624.00), together with interest on the unpaid principal balance thereof, as provided below.

          2. Interest. The outstanding principal balance of this Note shall bear interest at the prime rate charged by U.S. Bank of Washington, NA to its major commercial customers from the date hereof until paid in full (the "Interest Rate"). Interest shall be computed on a daily basis, and effect shall be given to any change in such prime rate.

          3. Payment. Maker shall pay the principal and interest and any fees and costs required under, collectively, this Note and the Assumed Note, as that term is defined in the Stock Purchase Agreement of even date , between Holder as Seller and Maker as Purchaser, in installments as follows:

                   3.1 Interest Payments. Interest shall be payable quarterly, with the first interest payment due on the last day of the calendar quarter next following the first anniversary of this Note, and continuing no later than the same day of each successive calendar quarter until such time as all obligations due Holder hereunder have been satisfied.

                   3.2 Principal Payment. Principal shall be payable quarterly, each principal payment in an amount not less than One Hundred Thousand and No/100 Dollars ($100,000.00),with the first payment due on the last day of the calendar quarter next following the first anniversary of this Note, and continuing no later than the same day of each successive calendar quarter until such time as all obligations due Holder hereunder have been satisfied.

                   3.3 Application of Payments. All payments shall be applied first to any fees and costs due hereunder, then to accrued interest, and finally to reduction of the then unpaid principal balance.

         4. Maker Covenants. So long any sums remain due and owing under this Note, Maker shall not without the prior written consent of Holder:

                   4.1 Debt to Equity Minimum. Permit its ratio of debt to equity at any time to exceed 2.00 to 1 [intangible assets and deferred taxes to be deducted from equity, and shareholder loans to be excluded from debt, and if postponed to Maker, to be included in equity].

                   4.2 Current Assets to Liabilities Minimum. Permit its current assets to current liabilities to at any time reduce below 1.20 to 1.

                   4.3 Maintain Covenant Compliance. Allow itself to come into noncompliance with and default under the covenants of this Section 4 as a result of the paydown of other loans or a reduction in equity.

         5. Default. If Maker defaults: (a) in the payment of any sum when due hereunder and such default continues for a period of 14 days from the date of Holder's written notice of default to Maker; (b) in its affirmative covenants set forth in Section 4 hereof and such default continues for a period of 30 days from the date of Holder's written notice of default to Maker; or (c) if a default occurs under the terms of that certain Stock Pledge and Security Agreement of even date ("Security Agreement"), between Maker and Holder, and securing the indebtedness of Maker to Holder evidenced hereby, then, or any time thereafter, at the option of Holder, without demand or notice, the outstanding balance of this Note, together with all interest accrued thereon and all costs and expenses due under this Note shall become immediately due and payable and shall bear interest at the Interest Rate, plus five percent (5%) (the "Default Rate"), until paid in full, and all liens given to secure the payment thereof, including without limitation, all liens provided by and created under the Security Agreement, may be immediately foreclosed. Failure to exercise this option, or any other right Holder may in such event be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default.

          6. Attorneys' Fees and Costs. If this Note is placed in the hands of an attorney for collection, Maker promises to pay Holder's reasonable attorneys' fees and all costs actually incurred in the collection process. Such fees and costs shall become part of the indebtedness evidenced by this Note, and shall bear interest at the Default Rate.

          7. Prepayment. Maker may prepay all or any portion of the sums due under this Note without notice or penalty.

          8. Security. This Note is secured by a security interest in the Stock, as that term is defined in the Stock Purchase Agreement ("Agreement") of even date, between Holder and Maker, and the stock of any subsidiary of Maker issued while any sums remain due and owing hereunder, all as evidenced by the Security Agreement.

          9. Purpose. Maker represents and warrants to Holder that all sums owing under this Note are solely intended for a business purpose, and not for consumer or household purposes.

          10. Liability. Maker hereby waives demand, presentment for payment, protest and notice of protest and of nonpayment and agrees that any modification or extension of the terms of payment made by Holder, with or without notice, at the request of Maker or otherwise, or any release of all or any portion of the security from the lien of Holder's security interest therein, shall not diminish or impair Maker's liability for the payment of all amounts due hereunder.

          11. Successors. All of the covenants, provisions and conditions herein contained are made on behalf of and shall apply to and bind the respective officers, directors, shareholders, employees, heirs, personal representatives, estates, marital communities, trustees, agents, successors, and assigns of Maker and Holder.

          12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington, and venue for any proceeding relating to this Note shall be in the federal and state courts situated in King County, Washington.

MAKER:

Gen-X Equipment, Inc


By: _____________________
Its:_____________________

                                  EXHIBIT 2.2C

                                 PROMISSORY NOTE


US $ 1,022,376.00                                            October      , 1996
                                                                Toronto, Ontario


          1. Promise to Pay. FOR VALUE RECEIVED, the undersigned ("Maker"), promises to pay to the order of Ride, Inc. ("Holder") at 8160 - 304th Avenue SE, Preston, Washington, 98050 or at such other place as Holder may from time to time designate in writing, the principal sum of US One Million Twenty-Two Thousand Three Hundred Seventy-Six and 00/100 Dollars (US $1,022,376.00), together with interest on the unpaid principal balance thereof, as provided below.

          2. Interest. The outstanding principal balance of this Note shall bear interest at the prime rate charged by U.S. Bank of Washington, NA to its major commercial customers from the date hereof until paid in full (the "Interest Rate"). Interest shall be computed on a daily basis, and effect shall be given to any change in such prime rate.

          3. Payment. Maker shall pay the principal and interest and any fees and costs required under, collectively, this Note and the Long Term Note, as that term is defined in the Stock Purchase Agreement of even date , between Holder as Seller and Maker as Purchaser, in installments as follows:

              3.1 Interest Payments. Interest shall be payable quarterly, with the first interest payment due on the last day of the calendar quarter next following the first anniversary of this Note, and continuing no later than the same day of each successive calendar quarter until such time as all obligations due Holder hereunder have been satisfied.

              3.2 Principal Payment. Principal shall be payable quarterly, each principal payment in an amount not less than One Hundred Thousand and No/100 Dollars ($100,000.00),with the first payment due on the last day of the calendar quarter next following the first anniversary of this Note, and continuing no later than the same day of each successive calendar quarter until such time as all obligations due Holder hereunder have been satisfied.

              3.3 Application of Payments. All payments shall be applied first to any fees and costs due hereunder, then to accrued interest, and finally to reduction of the then unpaid principal balance.


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
         4. Maker Covenants. So long any sums remain due and owing under this Note, Maker shall not without the prior written consent of Holder:

              4.1 Debt to Equity Minimum. Permit its ratio of debt to equity at any time to exceed 2.00 to 1 [intangible assets and deferred taxes to be deducted from equity, and shareholder loans to be excluded from debt, and if postponed to Maker, to be included in equity].

              4.2 Current Assets to Liabilities Minimum. Permit its current assets to current liabilities to at any time reduce below 1.20 to 1.

              4.3 Maintain Covenant Compliance. Allow itself to come into noncompliance with and default under the covenants of this Section 4 as a result of the paydown of other loans or a reduction in equity.

         5. Default. If Maker defaults: (a) in the payment of any sum when due hereunder and such default continues for a period of 14 days from the date of Holder's written notice of default to Maker; (b) in its affirmative covenants set forth in Section 4 hereof and such default continues for a period of 30 days from the date of Holder's written notice of default to Maker; or (c) if a default occurs under the terms of that certain Stock Pledge and Security Agreement of even date ("Security Agreement"), between Maker and Holder, and securing the indebtedness of Maker to Holder evidenced hereby, then, or any time thereafter, at the option of Holder, without demand or notice, the outstanding balance of this Note, together with all interest accrued thereon and all costs and expenses due under this Note shall become immediately due and payable and shall bear interest at the Interest Rate, plus five percent (5%) (the "Default Rate"), until paid in full, and all liens given to secure the payment thereof, including without limitation, all liens provided by and created under the Security Agreement, may be immediately foreclosed. Failure to exercise this option, or any other right Holder may in such event be entitled to, shall not constitute a waiver of the right to exercise such option or any other right in the event of any subsequent default.

          6. Attorneys' Fees and Costs. If this Note is placed in the hands of an attorney for collection, Maker promises to pay Holder's reasonable attorneys' fees and all costs actually incurred in the collection process. Such fees and costs shall become part of the indebtedness evidenced by this Note, and shall bear interest at the Default Rate.

          7. Prepayment. Maker may prepay all or any portion of the sums due under this Note without notice or penalty.

          8. Security. This Note is secured by a security interest in the Stock, as that term is defined in the Stock Purchase Agreement ("Agreement") of even date, between Holder and Maker, and the stock of any subsidiary of Maker issued while any sums remain due and owing hereunder, all as evidenced by the Security Agreement.

          9. Purpose. Maker represents and warrants to Holder that all sums owing under this Note are solely intended for a business purpose, and not for consumer or household purposes.

          10. Liability. Maker hereby waives demand, presentment for payment, protest and notice of protest and of nonpayment and agrees that any modification or extension of the terms of payment made by Holder, with or without notice, at the request of Maker or otherwise, or any release of all or any portion of the security from the lien of Holder's security interest therein, shall not diminish or impair Maker's liability for the payment of all amounts due hereunder.

          11. Successors. All of the covenants, provisions and conditions herein contained are made on behalf of and shall apply to and bind the respective officers, directors, shareholders, employees, heirs, personal representatives, estates, marital communities, trustees, agents, successors, and assigns of Maker and Holder.

          12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington, and venue for any proceeding relating to this Note shall be in the federal and state courts situated in King County, Washington.

MAKER:

Gen-X Equipment. Inc


By: ___________________________
Its:___________________________


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
                                  EXHIBIT 2.4A


                              NOTICE OF RESIGNATION


TO:  THE BOARD OF DIRECTORS OF:

       C.A.S. SPORTS INTERNATIONAL, INC.
       C.A.S.SPORTS AGENCY, INC.

Robert E. Hall, G. Scott Stewart, Robert Marcovitch and David H. Davis, by his respective signature hereto, hereby resigns as an officer and director of the following corporations, effective as of the date hereof:

                                    C.A.S. SPORTS INTERNATIONAL, INC.
                                    C.A.S.SPORTS AGENCY, INC.


Dated as of _________, 1996



                                             ________________________
                                             Robert E. Hall


                                             ________________________
                                             G. Scott Stewart


                                             ________________________
                                             Robert Marcovitch


                                             ________________________
                                             David H. Davis


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
                                  EXHIBIT 2.4B


                              NOTICE OF RESIGNATION


TO:  THE BOARD OF DIRECTORS OF:

       RIDE, INC.

James J. Salter and Kenneth J. Finkelstein, by his respective signature hereto, hereby resigns his respective position as an officer and director of RIDE, INC. a Washington corporation, as applicable, effective as of the date hereof.

Dated as of _______, 1996



                                             ________________________
                                             James J. Salter


                                             ________________________
                                             Kenneth J. Finkelstein




                                       33